Withdrawal/Amendment Form

THIS DOCUMENT IS IMPORTANT. IF YOU DO NOT UNDERSTAND IT YOU SHOULD CONSULT YOUR PROFESSIONAL ADVISER WITHOUT DELAY.

CommonwealthBank
Commonwealth Bank of Australia
ACN 123 123 124

A REGISTERED NAME AND ADDRESS OF SECURITYHOLDER
(Please print in CAPITAL LETTERS in black ink)

SRN/HIN

Shares shown in Box A of your original personalised Tender Form:

Tick one (only):

B

☐ **Withdrawal:** I/We wish to withdraw my/our previous Tender(s) in its/their entirety and I/we do not wish to replace it/them with a new Tender. (Complete Box A and sign at Box E)

☐ **Amendment:** I/We wish to withdraw my/our previous Tender(s) in its/their entirety and wish to replace it/them with a new Tender(s) as set out below. (Complete Boxes A to E)

Number of Shares and price per Share tendered into the Buy-Back

I/We offer to sell the following Shares to CBA at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents:

C

	as a FINAL PRICE TENDER	Insert the number of Shares (if any) you wish to tender as a Final Price Tender.
+	at $ 26.00 per Share	
+	at $ 26.75 per Share	
+	at $ 27.50 per Share	
+	at $ 28.25 per Share	Insert the number of Shares (if any) you wish to tender next to the price at which you wish to tender those Shares. **You should refer to the special instructions overleaf before completing this Form particularly if the number of Shares shown in Box A is 200 or less.**
+	at $ 29.00 per Share	
+	at $ 29.75 per Share	
+	at $ 30.50 per Share	
+	at $ 31.25 per Share	

D TOTAL NUMBER OF SHARES TENDERED

Add up all the Shares in each row in Box C and write that number in Box D. The total number of shares tendered **cannot** exceed your holding in Box A.

E **Please sign within the boxes below in accordance with instructions overleaf**

Individual or Joint Shareholder 1	Joint Shareholder 2	Joint Shareholder 3
Sole Director and Sole Company Secretary	Director/Company Secretary	Director

Please provide contact details:

Contact name ____________ Contact daytime telephone ____________ Date ___ / ___ / ___

CBA BBW003

Withdrawal/Amendment Form

Commonwealth Bank
Commonwealth Bank of Australia
ACN 123 123 124

Withdrawing or Amending your Tender Form

The instructions below are cross-referenced to each section of the Withdrawal/Amendment Form.

A You need to provide the details of your registered holding in Box A. The registered name and address details must match exactly the name and address details recorded on the CBA share register for that registered holding.

CHESS Holders must provide their Holder Identification Number (HIN) and Issuer Sponsored Holders must provide their Securityholder Reference Number (SRN). Please also specify the number of Shares shown in Box A of your original personalised Tender Form. This is the number of Shares registered in your name as at 20 February 2004 that confer an entitlement to participate in the Buy-Back.

B Tick **one** of the two boxes only. Tick the "Withdrawal" Box if you wish to withdraw your previous Tender Form in its entirety and you do not wish to replace it with a new Tender Form. Tick the "Amendment" Box if you wish to withdraw your previous Tender Form in its entirety and replace it with this new Tender Form.

C If the number of Shares shown in Box A is 200 or less, you must tender all of the Shares you wish to tender **either** as a Final Price Tender **or** at **one** of the specified prices at Box C. You cannot tender different parcels of Shares at different Tender Prices.

If the number of Shares shown in Box A is more than 200, you may tender different parcels of Shares at different Tender Prices. For example, you may tender some Shares shown in Box A as a Final Price Tender, some Shares at the specified price of, say $26.00, and some Shares at the specified price of, say $28.25. Each parcel of Shares tendered at a different Tender Price is a separate Tender.

D You must add up the number of Shares inserted in Box C and write the total number in Box D. This total number must not exceed the number of Shares shown in Box A.

E Sign the Withdrawal/Amendment Form at Box E.

By signing and returning this Withdrawal/Amendment Form you acknowledge that you have read and understood the Buy-Back Documents.

- If you have ticked the "Withdrawal Box", you wish to withdraw the Tender(s) specified in your previous Tender(s). You do not wish to replace those Tenders with any new Tenders.
- If you have ticked the "Amendment Box", you wish to replace the Tender(s) specified in your previous Tender(s) with the new Tender(s). **You acknowledge that your new Tender(s) are offers to sell the tendered Shares to CBA at the Tender Price(s) specified and on the terms and conditions set out in the Buy-Back Documents.**

Joint shareholders - all holders must sign.

Under power of attorney - if not already noted by the CBA Share Registry, a certified copy of the power of attorney must accompany this form. Where this form is signed under power of attorney, the attorney declares that the attorney has no notice of revocation of the power or the death of the donor of the power.

Deceased estate - all executors should sign and, if not already noted by the CBA Share Registry, a certified copy of probate or letters of administration must accompany this form.

Company - this form must be signed by 2 directors, a director and company secretary or, in the case of a company with a sole director who is also the sole company secretary, the sole director.

Submitting your Withdrawal/Amendment Form

If you require further information on how to complete this form please contact the CBA Buy-Back enquiry line on **1800 022 440** (within Australia) or **+61(2) 8280 7110** (outside Australia).

CHESS Holders
Do not send your Withdrawal/Amendment Form to the CBA Share Registry.

You need to ensure that your controlling participant receives your withdrawal/amendment instructions in sufficient time for them to process your withdrawal/amendment no later than 7.00 pm Sydney time on Friday, 26 March 2004.

Issuer Sponsored Holders
Send or deliver your completed and signed Withdrawal/Amendment Form to the following address so that it is received no later than 7.00 pm Sydney time on Friday, 26 March 2004.

If Sending by mail
ASX Perpetual Registrars Limited
Commonwealth Bank of Australia
Buy-Back Tender
Locked Bag A14
Sydney South NSW 1235

If hand delivering
ASX Perpetual Registrars Limited
Commonwealth Bank of Australia
Buy-Back Tender
Level 8, 580 George Street
Sydney NSW 2000